FOR IMMEDIATE RELEASE:


            EP MEDSYSTEMS RAISES $3.1 MILLION OF NEW EQUITY

MOUNT ARLINGTON, N.J.--(BUSINESS WIRE)--Sept. 7, 1999--EP MedSystems, Inc. (NASDAQ: EPMD) today announced the sale of 1,135,000 shares of common stock in a private offering with a major institutional investment fund and three private investors. The shares were priced at $2.75 per share for aggregate gross proceeds of $3,121,250. Additionally, the investors received callable warrants to purchase 567,000 shares exercisable at $3.50 per share. The investment group was led by New York City-based EGS Private Healthcare Partnership, L.P.

David A. Jenkins, President and Chief Executive Officer stated "We are pleased to receive this investment in our Company. The new capital will assist us in achieving our long-term goals, including the anticipated expansion in the marketing and sales of our ALERT(R) System, one of several new products that we intend to introduce to the U.S. market over that next 12 months. The ALERT(R) System was recently approved for distribution in Europe and we expect to receive FDA approval next year. In anticipation of the introduction of new products, during the past year we have made significant investments in our manufacturing capabilities. An increased number of workstation system installations are generating accelerating revenue from disposable catheter products, which we expect to become our primary source of revenue in the future. Our salesforce is enthusiastic to begin marketing the new products and, with the new investment, should have sufficient capital to properly support its programs and continue the expansion of our market position."

The ALERT(R) System uses a proprietary catheter to deliver low-energy, electrical impulses directly to the inside of the heart to convert atrial fibrillation to a normal heart rhythm. EPMD estimates that there are approximately 2 million people in the U.S. with atrial fibrillation; a disease associated with reduced cardiac output and stroke.EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation, the EP-3(TM) Stimulator, diagnostic electrophysiology catheters, internal cardioversion catheters and related disposable supplies. The Company has developed the ALERT(R) System, which uses a proprietary catheter to deliver low-energy electrical impulses directly to the inside of the heart in order to convert atrial fibrillation to a normal heart rhythm, a condition affecting several million patients in the developed countries. The Company has also developed a new intracardiac ultrasound-imaging catheter for visualization of the inside of the heart during catheter procedures.

This Release contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. When used in this Release, the words or phrases "believes," "anticipates," "expects," "intends," "will likely result," "estimates," "projects" or similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company's history of losses and uncertainty of profitability; risks regarding demand for new and existing products, particularly the EP-WorkMate(R)and the ALERT(R) System; the success of new product development efforts; clinical results of the ALERT(R) System; the uncertainty as to whether the Company's products will receive approval for sale in the United States and in the event that they do receive approval, the risk that there will not be third party reimbursement available; the Company's highly competitive industry and rapid technological change within the industry and the fact that the industry is dominated by large companies with much greater resources than the Company; the reliance on key personnel; the uncertainty of patent or proprietary technology protection, particularly with respect to the ALERT(R) System; as well other factors discussed in the Company's Form 10-KSB filed with the SEC. The Company cautions investors and others to review the cautionary statements set forth in this Release and in the Company's reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the Company's business and results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of anticipated events.

CONTACT:EP MedSystems, Inc.
           Joseph M. Turner
           Chief Financial Officer
           973/398-2800